EXHIBIT 10.35

SEVENTH AMENDMENT
TO THE
WESBANCO, INC. KSOP
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014)

WHEREAS, WesBanco, Inc. (the “Company”) maintains the WesBanco, Inc. KSOP, as amended and restated effective January 1, 2014 (the “Plan”); and

WHEREAS, Section 12.6 of the Plan reserves to the Company the right to amend the Plan at any time; and

WHEREAS, the Company heretofore has amended the Plan from time to time; and

WHEREAS, the Company has decided to amend the Plan further to address service credit and eligibility with respect to an acquired group of employees;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective November 22, 2019, new Article 24 is added immediately after Article 23, to read as follows:

Article 24
Service Credit for Former Old Line Bank Employees

Notwithstanding anything in this Plan to the contrary, (a) an individual who was formerly employed by Old Line Bank (“OLB”) and who becomes an Employee of the Employer on November 22, 2019, as a result of the merger of OLB with and into the Company (“Former OLB Employee”), shall receive credit for his prior service with OLB such that his date of employment with OLB shall be treated as his Date of Employment with the Employer for eligibility and vesting purposes under this Plan, and (b) for purposes of Article 3, any Former OLB Employee shall become a Participant on November 22, 2019.

IN WITNESS WHEREOF, this Seventh Amendment of the Plan is, by the authority of the Executive Committee of the Board of Directors of the Company, executed on behalf of the Company this 22nd day of November, 2019.

WesBanco, Inc.

	By:	/s/ Todd F. Clossin
Todd F. Clossin, President & CEO
ATTEST:

/s/ Karen M. Ellis
Karen M. Ellis, Assistant Secretary